Exhibit 99.1

L Brands, Inc.

NOTICE OF GUARANTEED DELIVERY

$297,405,000 Aggregate Principal Amount of
6.694% Senior Notes Due 2027 Issued on June 18, 2018 and June 29, 2018
in Exchange for 6.694% Senior Notes Due 2027
That Have Been Registered Under the
Securities Act of 1933

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [•] [•], 2018, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

This form, or one substantially equivalent hereto, must be used by a holder to accept the exchange offer of L Brands, Inc., a Delaware corporation (the “Company”), and to tender 6.694% Senior Notes Due 2027 issued on June 18, 2018 and June 29, 2018 (the “Old Notes”) to the exchange agent pursuant to the guaranteed delivery procedures described in “The Exchange Offer—How to Tender—Guaranteed Delivery Procedures” of the prospectus of the Company, dated [•] [•], 2018 (the “Prospectus”). Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the exchange agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the exchange offer. Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

By Registered or Certified Mail or Overnight Courier:	By Mail:	By Hand in New York:

U.S. Bank National Association 10 West Broad St., CN-OH-BD12 Columbus, OH 43215 Attn: Scott Miller	U.S. Bank National Association 10 West Broad St., CN-OH-BD12 Columbus, OH 43215 Attn: Scott Miller	U.S. Bank National Association 10 West Broad St., CN-OH-BD12 Columbus, OH 43215 Attn: Scott Miller

By Facsimile Transmission:
(for Eligible Institutions Only)
Fax: (614) 232-8109
Confirm by Telephone: (614) 849-3402

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

The undersigned hereby tenders the Old Notes listed below:

Certificate Number(s) (if known) of Old Notes or Account Number at the Book Entry Transfer Facility	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered

PLEASE SIGN AND COMPLETE

Name(s) of Record Holder(s):
Address(es):
Area Code and Telephone Number(s):
Signature(s):

Dated          , 2018

This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
Capacity:
Address(es):

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the exchange agent of the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the exchange agent’s account at the book-entry transfer facility as described in the Prospectus under the caption “The Exchange Offer—How to Tender—Book-Entry Transfer”) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that a failure to do so could result in a financial loss to the undersigned.

Name of Firm:
Address:
(Include Zip Code)
Area Code and Telephone Number:
Name:
Title:
(Please Type or Print)

Dated          , 2018

DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the exchange agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the exchange agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit evidence satisfactory to the Company of such person’s authority to so act.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the exchange agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the exchange offer.